December 28, 1995

Mr. Bennett S. LeBow
BROOKE GROUP LTD.
NEW VALLEY CORPORATION
LIGGETT GROUP INC.
100 S.E. 2nd Street
32nd Floor
Miami, FL 33131

Dear Mr. LeBow:

     1. Retention. This letter agreement (the "Agreement") confirms that New Valley Corporation ("New Valley"), Brooke Group Ltd. ("Brooke"), and Liggett Group Inc. ("Liggett", and with New Valley and Brooke, the "Companies") have engaged Jefferies & Company, Inc. ("Jefferies" or the "Financial Advisor") as the lead financial advisor to provide advisory services to the Companies in connection with New Valley's investment (the "Investment") in RJR Nabisco Holdings Corp. (together with its successors, "RJR") and Brooke's solicitation of consents from shareholders of RJR, as contemplated by materials on file with the Securities and Exchange Commission, which seeks, among other things, to have RJR spin-off or otherwise distribute its food business to RJR shareholders (the "Solicitation").

     As used in this Agreement, (a) the term "affiliate" shall mean, with respect to any person, any other person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such person and (b) the term "representative" shall mean, with respect to any person, any director, officer, employee, agent, advisor or other representative of such person.

     2. Information on the Companies. The Companies will furnish Jefferies with all material and information regarding the business and financial condition of the Companies and RJR as Jefferies may request (the "Information"). To the best of the Companies' knowledge, the Companies represent and warrant to Jefferies that all of the Information to be furnished by the Companies, when delivered, will be true and accurate in all material respects and will not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Companies shall advise Jefferies promptly if they learn of the occurrence of any event or any other change that results in the Information containing any untrue statement of a material fact or

BROOKE GROUP LTD.
NEW VALLEY CORPORATION
LIGGETT GROUP INC.
December 28, 1995
omitting to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Companies recognize and confirm that Jefferies (i) will be relying solely on such Information and other information available from generally recognized public sources in performing the services contemplated hereunder without having independently verified the accuracy or completeness of the same, (ii) does not assume responsibility for the accuracy or completeness thereof, and (iii) will make appropriate disclaimers consistent with the foregoing in dealing with third parties.

     3. Use of Name. Except to the extent required by law, the Companies agree that any reference by the Companies or any of their respective affiliates to the Financial Advisor in any release, communication or material is subject to the Financial Advisor's prior written approval, which approval shall not be unreasonably withheld. Except to the extent required by law, if the Financial Advisor resigns prior to the dissemination of any such release, communication or material, no reference shall be made therein to the Financial Advisor. If reference to the Financial Advisor is required by law, the Companies shall consult with the Financial Advisor prior to such public reference and the form and timing of such reference shall be reasonably satisfactory to the Financial Advisor.

     4. Use of Advice. No advice rendered by the Financial Advisor in connection with the services performed pursuant to this Agreement will be quoted by the Companies or any of their respective affiliates, nor will any such advice be referred to, in any report, document, release or other communication, whether written or oral, prepared, issued or transmitted by the Companies or their affiliates, without the prior written authorization of Jefferies, which approval shall not be unreasonably withheld, except to the extent required by law. If reference to the Financial Advisor is required by law, the Companies shall consult with the Financial Advisor prior to such public reference and the form and timing of such reference shall be reasonably satisfactory to the Financial Advisor.

     5. Compensation. In payment for services rendered and to be rendered hereunder by Jefferies, each of the Companies agrees, to the extent provided below, to pay to Jefferies as follows:

BROOKE GROUP LTD.
NEW VALLEY CORPORATION
LIGGETT GROUP INC.
December 28, 1995

          a. Upon acceptance of this Agreement by the Companies (the date of such acceptance, the "Acceptance Date"), New Valley will pay or cause to be paid to Jefferies an initial nonrefundable cash fee of $1,500,000.

          b. The Companies agree to pay or cause to be paid to Jefferies, on the Payment Date, as defined in Schedule B attached hereto, a nonrefundable cash fee equal to 10% of the Companies' Net Profit, as defined in Schedule B attached hereto, as of the later of (i) the date (the "Termination Date") that this Agreement is terminated, whether pursuant to Sections 9 or 17 hereof or otherwise, or (ii) the Reference Date, as defined in Schedule B attached hereto; provided that the amount payable to Jefferies by reason of this Section 5(b) shall not exceed $15,000,000. In no event will Jefferies be required to pay or cause to be paid any amount to the Companies under this Section 5(b), and the obligation of each of the Companies under this
     Section 5(b) shall be several and not joint and limited solely to the portion of the Companies' Net Profit attributable to Shares, as defined in Schedule B attached hereto, owned by such Company. The Companies will provide Jefferies with a detailed statement calculating Net Profit within 7 days of the Termination Date or the Reference Date (as applicable) and provide Jefferies promptly with any back-up reasonably requested by Jefferies. In the event that Jefferies disputes the calculation of Net Profit, it will notify the Companies and the Companies and Jefferies will negotiate in good faith to determine a mutually acceptable calculation of Net Profit within 15 days of such notification. If Jefferies and the Companies are unable to agree on the calculation of Net Profit, Net Profit will be determined by a panel of three arbitrators applying the rules of the American Arbitration Association, one of which will be chosen by the Companies, one by Jefferies and the third by the other two arbitrators. The decision of the panel of arbitrators will be final and binding and the costs of the arbitration will be borne equally by Jefferies and the Companies.

          c. During the term of this Agreement, New Valley will pay or cause to be paid to Jefferies a nonrefundable monthly cash fee (the "Monthly Fee") of $250,000, payable in arrears, with the first payment of $250,000 for January 1996

BROOKE GROUP LTD.
NEW VALLEY CORPORATION
LIGGETT GROUP INC.
December 28, 1995
     due on the first day of February 1996. In addition, for each of the first five full months following the Acceptance Date, New Valley will pay or cause to be paid to Jefferies an additional nonrefundable monthly cash fee of $100,000, payable in arrears, with the first payment due on the first day of February 1996.

          d. In addition to the compensation to be paid to Jefferies as provided in this Section 5, New Valley shall pay to, or on behalf of, Jefferies, promptly as billed, all reasonable out-of-pocket expenses incurred by Jefferies in connection with its services to be rendered hereunder (including, without limitation, the fees and disbursements of Jefferies' outside counsel (up to a maximum of $250,000, above which amount shall not be incurred without the prior approval of New Valley), travel and lodging expenses, word processing charges, messenger and duplicating services, facsimile expenses and other customary expenditures).

          e. The Companies and Jefferies agree that the sole current responsibility of Jefferies hereunder is to provide advisory services to the Companies in connection with the Investment and the Solicitation. The Companies have advised Jefferies that their only current purpose in engaging Jefferies and taking action with respect to the Investment is to seek to have RJR spin-off its food businesses. In light of RJR's publicly stated opposition to this strategy, the Companies have determined that it is necessary to preserve their flexibility to act to protect and enhance the value of the Investment should RJR choose not to spin-off its food businesses following the completion of the Solicitation. In that regard, Brooks has given RJR notice of its intention to nominate persons for election to the Board of Directors of RJR in order to preserve the ability to solicit proxies to effect a change in the composition of the Board of Directors of RJR even though the Companies have not determined to take such action. In the event the Companies determine to pursue the election of Brooke's nominees, the Companies will be required to engage Jefferies to provided services as the Companies' lead financial advisor. Any such engagement shall be pursuant to a separate engagement letter which shall provide for compensation in amounts and on terms to be mutually agreed upon.

BROOKE GROUP LTD.
NEW VALLEY CORPORATION
LIGGETT GROUP INC.
December 28, 1995

          f. No fee paid or payable to Jefferies or any of its affiliates hereunder shall be credited against any other fee paid or payable to Jefferies or any of its affiliates.

     6. Representations and Warranties. The Companies represent and warrant to Jefferies that (a) this Agreement has been duly authorized, executed and delivered by the Companies; and, assuming the due execution by the Financial Advisor, constitutes a legal, valid and binding agreement of the Companies, enforceable against the Companies, in accordance with its terms and (b) any materials delivered to RJR stockholders by the Companies or any of their respective affiliates (the "Materials") will not, when delivered, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Companies agree to advise the Financial Advisor promptly if they learn of the occurrence of any event or any other change which results in the Information or the Materials containing any untrue statement of a material fact or omitting to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     7. Indemnity and Proceedings. In partial consideration of the services to be rendered hereunder, the Companies agrees to indemnify Jefferies and certain other indemnified persons in accordance with Schedule A attached hereto. In addition, the Companies shall not, and shall cause its affiliates not to, initiate any action or proceeding against Jefferies or any other Indemnified Person (as defined in Schedule A hereto) in connection with this engagement unless such action or proceeding is based solely upon the willful misconduct or gross negligence of Jefferies or any such other Indemnified Person.

     8. Consent; No Conflict. Each signatory hereto acknowledges and agrees that Jefferies has rendered and may be requested to render certain services unrelated to this engagement to other parties who may have or will have an interest in RJR, and that any such services rendered in the past or to be rendered by Jefferies hereunder or in the future do not represent any actual or potential conflicts of interest on the part of Jefferies.

BROOKE GROUP LTD.
NEW VALLEY CORPORATION
LIGGETT GROUP INC.
December 28, 1995

     9. Termination; Survival of Certain Provisions. Jefferies may resign at any time and the Companies may terminate Jefferies' services at any time, each by giving written notice to the other. If Jefferies resigns or the Companies terminate Jefferies' services for any reason, Jefferies shall be entitled to receive all of the amounts due pursuant to Section 5 hereof up to and including the effective date of such termination or resignation, as the case may be. This
Section 9, the provisions of Sections 3, 4, 5(e), 6, 7 and 8 hereof and Schedules A and B attached hereto, shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Financial Advisor or any of its affiliates, (b) the resignation of the Financial Advisor or any termination of the Financial Advisor's services, or (c) the expiration of the Term or any other termination of this Agreement, and shall be binding upon, and shall inure to the benefit of, any successors, assigns, heirs and personal representatives of the Companies, the Financial Advisor and the indemnified parties identified in Schedule A attached hereto.

     10. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be mailed or delivered (a) if to the Companies, at the address set forth above, Attention: Richard J. Lampen, Executive Vice President and General Counsel and (b) if to Jefferies, at the offices of Jefferies at 11100 Santa Monica Boulevard, Suite 1000, Los Angeles, California 90025, Attention: Jerry M. Gluck, Executive Vice President and General Counsel.

     11. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     12. Third Party Beneficiaries. This Agreement has been and is made solely for the benefit of the Companies, the Financial Advisor and the other indemnified persons referred to in Schedule A hereof and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

     13. Construction. This Agreement incorporates the entire understanding of the parties and supersedes all previous agreements relating to the subject matter hereof, including the

BROOKE GROUP LTD.
NEW VALLEY CORPORATION
LIGGETT GROUP INC.
December 28, 1995
letter agreement dated December 13, 1995 between New Valley and Jefferies, which shall be of no further force and effect. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.

     14. Headings. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not part of this Agreement.

     15. Press Announcements. At any time, the Financial Advisor may, at its own expense, place an announcement in such newspapers and publications as it may choose, stating that the Financial Advisor has acted as lead financial advisor to the Companies in connection with the Investment and Solicitation as contemplated by this Agreement.

     16. Amendment. This Agreement may not be modified or amended except in a writing duly executed by the parties hereto.

     17. Term. Except as otherwise provided herein, this Agreement shall run from the date of this letter to a date of two years thereafter, unless extended by mutual consent of the parties (the "Term").

BROOKE GROUP LTD.
NEW VALLEY CORPORATION
LIGGETT GROUP INC.
December 28, 1995

                  Please sign and return an original and one copy of this letter to the undersigned to indicate your acceptance of the terms set forth herein, whereupon this letter and your acceptance shall constitute a binding agreement between the Companies and Jefferies as of the date first above written.

                                            Sincerely,

                                            JEFFERIES & COMPANY, INC.

                                            By:  /s/  ANDREW R. WHITTAKER
                                               ---------------------------
                                               Name:  Andrew R. Whittaker
                                               Title: Managing Director

Accepted and Agreed:

BROOKE GROUP LTD.

By  /s/  BENNETT S. LEBOW
  ----------------------------
  Bennett S. LeBow
  Chairman of the Board,
  President and Chief
  Executive Officer

NEW VALLEY CORPORATION

By  /s/  BENNETT S. LEBOW
  ----------------------------
  Bennett S. LeBow
  Chairman of the Board,
  President and Chief
  Executive Officer

LIGGETT GROUP INC.

By  /s/  ROUBEN V. CHAKALIAN
  ----------------------------
  Rouben V. Chakalian
  Chairman of the Board,
  President and Chief
  Executive Officer

                                   SCHEDULE A

                                                     December 28, 1995

JEFFERIES & COMPANY, INC.
11100 Santa Monica Boulevard, 10th Floor
Los Angeles, CA  90025

Ladies and Gentlemen:

     This letter agreement is entered into pursuant to, and in order to induce Jefferies & Company, Inc. ("Jefferies" or the "Financial Advisor") to enter into, the engagement letter dated the date hereof (as amended from time to time, the "Agreement") between NEW VALLEY CORPORATION ("NEW VALLEY"), BROOKE GROUP LTD. ("BROOKE"), and LIGGETT GROUP INC. ("LIGGETT", and with New Valley and Brooke, the "Companies") and Jefferies. Unless otherwise noted, all capitalized terms used herein shall have the meanings set forth in the Agreement.

     Since Jefferies will be acting on behalf of the Companies in connection with the Investment and the Solicitation as contemplated by the Agreement, and as part of the consideration for the agreement of Jefferies to furnish its services pursuant to such Agreement, New Valley and Brooke agree to jointly and severally indemnify and hold harmless Jefferies and its affiliates and their respective officers, directors, partners, counsel, employees and agents, and any other persons controlling Jefferies or any of its affiliates within the meaning of either Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934, and the agents, employees, officers, directors, partners, counsel and shareholders of such persons (Jefferies and each such other person being referred to as an "Indemnified Person"), to the fullest extent lawful, from and against all claims, liabilities, losses, damages and expenses (or actions in respect thereof), as incurred, related to or arising out of or in connection with (i) actions taken or omitted to be taken by the Companies or any of their respective affiliates or the directors, officers, employees or agents of any of them, or (ii) actions taken or omitted to be taken by any Indemnified Person (including acts or omissions constituting ordinary negligence) pursuant to the terms of, or in connection with services rendered pursuant to, the Agreement or any transaction or proposed transaction contemplated thereby or any Indemnified Person's role in connection therewith, provided, however, that New Valley and Brooke shall not be responsible for any losses, claims, damages, liabilities or expenses of any Indemnified Person to the extent that it is finally judicially determined that they result solely from actions taken or omitted to be taken by such Indemnified Person in bad faith or to be due solely to such Indemnified Person's gross negligence, and (iii) any untrue statement or alleged untrue statement of a material fact contained in the Information

JEFFERIES & COMPANY, INC.
December 28, 1995
or the Materials, or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     The Companies shall not, and shall not permit any of their respective affiliates to, settle, compromise, consent to the entry of any judgment in, or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in which any Indemnified Person is or could be a party and as to which indemnification or contribution could have been sought by such Indemnified Person hereunder (whether or not such Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes an express unconditional release of such Indemnified Person, satisfactory in form and substance to such Indemnified Person, from all claims, liabilities, losses and damages arising out of such action, claim, suit or proceeding.

     If for any reason (other than the bad faith or gross negligence of an Indemnified Person as provided above) the foregoing indemnity is unavailable to an Indemnified Person or insufficient to hold an Indemnified Person harmless, then New Valley and Brooke, to the fullest extent permitted by law, shall contribute to the amount paid or payable by such Indemnified Person as a result of such claims, liabilities, losses, damages or expenses in such proportion as is appropriate to reflect the relative benefits received by the Companies and any of their respective affiliates on the one hand and by Jefferies on the other, from the transaction or proposed transaction under the Agreement or, if allocation on that basis is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Companies and any of their respective affiliates on the one hand and Jefferies on the other, but also the relative fault of the Companies and any of their respective affiliates and Jefferies, as well as any relevant equitable considerations. Notwithstanding the provisions hereof, the aggregate contribution of all Indemnified Persons to all claims, liabilities, losses, damages and expenses shall not exceed the amount of fees actually received by Jefferies pursuant to the Agreement and New Valley and Brooke hereby agree to contribute such amount as is necessary to give effect to this limitation. It is hereby further agreed that the relative benefits to the Companies and any of their respective affiliates on the one hand and Jefferies on the other with respect to any transaction or proposed transaction contemplated

JEFFERIES & COMPANY, INC.
December 28, 1995
by the Agreement shall be deemed to be in the same proportion as (i) the total value of the transaction bears to (ii) the fees paid to Jefferies with respect to such transaction. The relative fault of the Companies and any of their respective affiliates on the one hand and Jefferies on the other with respect to the transaction shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Companies and any of their affiliates or by Jefferies and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Companies and Jefferies agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to herein. No Indemnified Person shall have any liability to the Companies or any officer, director, employee or affiliate of the Companies in connection with the services rendered pursuant to the Agreement except for any liability for claims, liabilities, losses or damages finally judicially determined to have resulted solely from actions taken or omitted to be taken by such Indemnified Person in bad faith or as a result of gross negligence.

     The indemnity, contribution and expense reimbursement obligations set forth herein (i) shall be in addition to any liability the Companies may have to any Indemnified Person at common law or otherwise, (ii) shall survive the expiration of the Term, (iii) shall apply to any modification of Jefferies' engagement and shall remain in full force and effect following the completion or termination of the Agreement, (iv) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Jefferies or any other Indemnified Person and (v) shall be binding on any successor or assign of the Companies and successors or assigns to all or substantially all of the Companies' business and assets.

     In addition, New Valley agrees to reimburse the Indemnified Persons for all expenses (including fees and expenses of counsel) as they are incurred in connection with investigating, preparing or defending any such action or claim, whether or not in connection with litigation in which any Indemnified Person is a named party. If any of Jefferies' personnel appears as witnesses, are deposed or are otherwise involved in the defense of any action against Jefferies, the Companies or the directors of the Companies, New Valley will pay

JEFFERIES & COMPANY, INC.
December 28, 1995

Jefferies (i) with respect to each day after the Termination Date that one of Jefferies' professional personnel appears as a witness or is deposed and/or (ii) with respect to each day after the Termination Date that one of Jefferies' professional personnel is involved in the preparation therefor, (a) a fee of $2,500 per day for each such person with respect to each appearance as a witness or for a deposition and (b) at a rate of $250 per hour with respect to each hour of preparation for any such appearance and New Valley will reimburse Jefferies for all reasonable out-of-pocket expenses incurred by Jefferies by reason of any of its personnel being involved in any such action.

     Please sign and return an original and one copy of this letter to the undersigned to indicate your acceptance of the terms set forth herein, whereupon this letter and your acceptance shall constitute a binding agreement between the Companies and Jefferies as of the date of the Agreement.

                                              Sincerely,

                                              BROOKE GROUP LTD.

                                              By___________________________
                                                Bennett S. LeBow
                                                Chairman of the Board,
                                                President and Chief
                                                Executive Officer

                                              NEW VALLEY CORPORATION


                                              By___________________________
                                                Bennett S. LeBow
                                                Chairman of the Board,
                                                President and Chief
                                                Executive Officer

JEFFERIES & COMPANY, INC.
December 28, 1995

                                              LIGGETT GROUP INC.

                                              By  /s/  ROUBEN V. CHAKALIAN
                                                -------------------------------
                                                Rouben V. Chakalian
                                                Chairman of the Board,
                                                President and Chief
                                                Executive Officer



Accepted and Agreed:


JEFFERIES & COMPANY, INC.

By:  /s/  ANDREW R. WHITTAKER
   ---------------------------
   Name:  Andrew R. Whittaker
   Title: Managing Director

                                   SCHEDULE B

                                                              December 28, 1995

Certain Definitions. For purposes of Section 5(b) of this Agreement, the following terms shall have the meanings indicated below:

     (a) "Shares" means all shares of capital stock of RJR owned by any of the Companies and any of their respective affiliates as of the date hereof or acquired by any such person thereafter but on or prior to the Termination Date, as part of the "First Stage Investment" or "Second Stage Investment" as defined in Section 1(b) of the High River Agreement (as defined below).

     (b) "Other Securities" means any securities or assets (other than cash) received by the Companies or any of their respective affiliates in respect of the Shares, whether by way of a dividend or other distribution in respect of such Shares, in exchange for such Shares, pursuant to a reclassification of such Shares, or otherwise.

     (c) The "Trading Profit" realized in any sale of any Shares or any Other Securities means the amount, if any, by which the actual price realized in such sale, net of all brokerage fees and commissions incurred in such sale, exceeds or is less than the Weighted-Average Cost (as defined below) of the Shares or the Other Securities. The "Trading Profit" existing on the Termination Date or the Reference Date (as applicable) in respect of any Shares or Other Securities held by the Companies as of such date means the amount, if any, by which the Market Value (as defined below) as of the Termination Date or the Reference Date (as applicable) exceeds or is less than the Weighted-Average Cost of such Shares or such Other Securities.

     (d) The "Expenses" means the "New Valley Expenses" as defined in Section 4(d) of the High River Agreement, excluding the fees due to Jefferies under
Section 5(b) of this Agreement.

     (e) The "Net Profit" as of the Termination Date or Reference Date (as applicable) means the sum of (A) (i) the aggregate Trading Profit realized on all sales of Shares or Other Securities by the Companies prior to the Termination Date or Reference Date (as applicable) or existing on the Termination Date or Reference Date (as applicable) with respect to such Shares or Other Securities held by the Companies as of such date, less (ii) the aggregate Expenses incurred on or prior to the Termination Date or Reference Date (as applicable), plus, without duplication, (B) any cash, property or securities (other than Other Securities included in clause (A) or cash dividends or distributions received in respect of the Shares or Other Securities or the Market Value (as of the date received) of any

JEFFERIES & COMPANY, INC.
December 28, 1995
securities or assets (other than cash) received by the Companies in respect of Other Securities by way of any dividend or distribution), received by the Companies or any of their respective affiliates from RJR for any reason on or before the Termination Date or within one year after the Termination Date. (If the cash, property or securities referred to in clause (B) is received after the Termination Date, the Companies agree to pay Jefferies the amount required thereby promptly after it receives such amount.)

     (f) The "Weighted-Average Cost" of any Shares means (i) the weighted-average cost of all Shares (including all brokerage fees and commissions incurred in the acquisition of such Shares and including an amount equivalent to simple interest on the cost of any Shares at the rate of 8 1/2% per annum from the date of payment for such Shares, but excluding any other interest, fees, premiums and other costs of any loans or borrowings incurred or maintained to acquire or carry such Shares), calculated in accordance with generally accepted accounting principles, reduced by (ii) the sum of (A) the amount of any cash dividends or distributions received in respect of such Shares and the Market Value (as of the date received) of any Other Securities received in respect of such Shares by way of any dividend or distribution, plus (B) an amount equivalent to simple interest on such amount and such Market Value at the rate of 8 1/2% per annum from such date received; provided, however, that any exchange of Shares into Other Securities shall be treated for purposes of calculating the Weighted-Average Cost of the remaining Shares as a sale of the Shares so exchanged or reclassified at a price equal to their Weighted-Average Cost.

     (g) The "Weighted-Average Cost" of any Other Securities means (i) in the case of any Other Securities received by way of any dividend or distribution, the Market Value of such Other Securities as of the date received, plus an amount equivalent to simple interest on such Market Value at the rate of 8 1/2% per annum from the date of receipt of such Other Securities, but excluding any other interest, fees, premiums and other costs of any loans or borrowings incurred or maintained to carry such Other Securities and (ii) in the case of any Other Securities received by the Companies by way of any exchange of Shares for Other Securities or reclassification of Shares into Other Securities, an amount equal to the Weighted-Average Cost of the Shares so exchanged or reclassified, plus an amount equivalent to simple interest on such amount at the rate of 8 1/2% per annum from the date of receipt of such Other Securities, but excluding any

JEFFERIES & COMPANY, INC.
December 28, 1995
other interest, fees, premiums and other costs of any loans or borrowings incurred or maintained to carry such Other Securities; provided, however, that the Weighted-Average Cost of any Other Securities shall be reduced by the sum of
(A) the amount of any cash dividends or distributions received by the Companies in respect of such Other Securities and the Market Value (as of the date received) of any securities or assets (other than cash) received by the Companies in respect of such Other Securities by way of any dividend or distribution plus (B) an amount equivalent to simple interest on the amount of such cash or the Market Value of such securities or other assets at the rate of 8 1/2% per annum from the date received.

     (h) The "Market Value" of any securities as of any date means the product obtained by multiplying (i) the number or amount of such securities by (ii) the average of the daily closing prices per share or other unit of such securities for the ten consecutive trading days (or, if such securities have not traded for ten consecutive trading days, such lesser number of trading days as they have traded) on or prior to such date. For this purpose, the "closing price" of any securities as of any date means, the closing sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices per share or other unit for such securities, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such securities are not then listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such securities are listed or admitted to trading or, if such securities are not then listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices, per share or other unit for such securities in the over-the-counter market, as reported by the NASDAQ system or, if such system is not in use, any other similar system then in use, or, if on any such date such securities are not then quoted by any such system, the average of the closing bid and asked prices per share or other unit for such securities as furnished by a professional market maker making a market in such securities selected by mutual agreement of the Companies and Jefferies or, if no such person then makes a market in such securities, the fair market value of such securities, as determined by an independent, nationally recognized investment banking or

JEFFERIES & COMPANY, INC.
December 28, 1995
appraisal firm selected by mutual agreement of the Companies and Jefferies; provided, however, that if any dividend or distribution shall have been declared but not paid in respect of such securities as of the date in question, and the ex-dividend date for the determination of the holders of securities entitled to receive such dividend or distribution shall occur prior to the date of valuation, the "Market Value" of such securities shall be appropriately increased by the value of such dividend or distribution (as determined by mutual agreement of the Companies and Jefferies, or if they cannot agree, by an independent, nationally recognized investment banking or appraisal firm selected by mutual agreement of the Companies and Jefferies, or if they cannot agree, selected by the American Arbitration Association).

     (i) The "Market Value" of any assets other than securities means the fair market value of such assets, as determined by an independent, nationally recognized investment banking or appraisal firm selected by mutual agreement of the Companies and Jefferies, or if they cannot agree, selected by the American Arbitration Association.

     (j) The "Payment Date" means the later of (i) 30 days after the Termination Date or (ii) 30 days after the "Reference Date" as that term is defined in
Section 5(a) of the High River Agreement.

     (k) The "High River Agreement" means the Agreement dated October 17, 1995, as amended, among New Valley and High River Limited Partnership.

                                                              February 28, 1996

Mr. Bennett S. LeBow
BROOKE GROUP LTD.
NEW VALLEY CORPORATION
LIGGETT GROUP INC.
100 S.E. 2nd Street
32nd Floor
Miami, FL 33131

Dear Mr. LeBow:

     This letter amends and supplements the engagement letter (the "Agreement") dated December 28, 1995 by and between Jefferies & Company, Inc. ("Jefferies") and New Valley Corporation ("New Valley"), Brooke Group Ltd. ("Brooke") and Liggett Group Inc. ("Liggett", and with New Valley and Brooke, the "Companies"). Except as expressly set forth herein, all provisions of the Agreement remain in full force effect. Without limiting the foregoing, the indemnity and contribution provisions of the Agreement, including Schedule A thereto, remain in full force effect and shall now apply to the additional services contemplated by Section 1 of this amendment. All capitalized terms not defined herein shall have the meanings set forth in the Agreement.

     1. Retention. Section 1 of the Agreement is amended by adding the following to the end of such Section:

     This letter agreement confirms that the Companies have engaged Jefferies as the lead financial advisor to provide advisory services to the Companies in connection with Brooke's solicitation of proxies for the Board of Directors from the shareholders of RJR, as contemplated by materials on file with the Securities and Exchange Commission (the "Proxy Solicitation") in addition to Jefferies responsibilities as lead financial advisor to the Companies as set forth in this Section.

February 28, 1996
Page 2


     5. Compensation. Section 5(c) of the Agreement is amended by replacing it in its entirety with the following:

     (c) During the period ending April 30, 1996, New Valley will pay or cause to be paid to Jefferies a nonrefundable monthly cash fee (the "Monthly Fee") of $250,000, payable in arrears, with the first payment of $250,000 for January 1996 due on the first day of February 1996. From the first day on which the Proxy Solicitation materials were filed with the SEC, February 20, 1996, the Monthly Fee will increase to $500,000, which amount will be pro-rated for February. In addition, for each of the four months ending April 30, 1996, New Valley will pay or cause to be paid to Jefferies an additional nonrefundable monthly cash fee of $100,000, payable in arrears, with the first payment due on the first day of February 1996. Section 5(e) of the Agreement is amended by replacing it in its entirety with the following:

     (e) Following (i) the appointment during the Term as Chairman, President or Chief Executive Officer of RJR of either Mr. Bennett S. LeBow or any other designee or representative of Brooke, Liggett, New Valley or any of their respective affiliates (or any "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) in which any of them is a member), or (ii) the election or appointment during the Term of representatives or designees of Brooke, Liggett, New Valley or any of their respective affiliates (or any "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) in which any of them is a member), including each member of the proposed slate of directors of RJR named in the press release issued by Brooke on November 21, 1995, to represent 50% or more of the membership of the RJR Board of Directors then in office, the Companies agree to pay or cause to be paid to Jefferies a nonrefundable cash fee of $7,500,000 payable only if and at the time RJR either reimburses the Companies for or pays directly this fee, provided, that such fee shall not be payable if it is finally judicially determined by a court of competent jurisdiction that the reimbursement of such fees by RJR following the successful solicitation of consents or proxies for the election of the Board of Directors of RJR will violate Delaware law. The Companies undertake to use their best efforts to cause RJR to pay such fee to Jefferies or to reimburse the Companies therefor.

     Section 5 is further amended by adding the following after Section 5(f):

          (g) The Companies and Jefferies agree that the sole current responsibility of Jefferies hereunder is to provide

February 28, 1996
Page 3

advisory services to the Companies in connection with the Investment and the Proxy Solicitation. In the event the Companies determine to pursue any other investment banking activity with respect to the Investment during the Term, the Companies will be required to engage Jefferies to provide services as the Companies' lead financial advisor. Any such engagement shall be pursuant to a separate engagement letter which shall provide for compensation in amounts and on terms to be mutually agreed upon.

     9. Termination; Survival of Certain Provisions. Section 9 of the Agreement is amended by replacing it in its entirety with the following:

          Jefferies may resign at any time and the Companies may terminate Jefferies' services at any time, each by giving written notice to the other. If Jefferies resigns or the Companies terminate Jefferies' services for any reason, Jefferies shall be entitled to receive all of the amounts due pursuant to Section 5 hereof up to and including the effective date of such termination or resignation, as the case may be. This Section 9, the provisions of Sections 3, 4, 5(b), 5(e), 5(g), 6, 7 and 8 hereof and Schedules A and B attached hereto, shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Financial Advisor or any of its affiliates, (b) the resignation of the Financial Advisor or any termination of the Financial Advisor's services, or (c) the expiration of the Term or any other termination of this Agreement, and shall be binding upon, and shall inure to the benefit of, any successors, assigns, heirs and personal representatives of the Companies, the Financial Advisor and the indemnified parties identified in Schedule A attached hereto.

          (a) Jefferies agrees not to take any action in furtherance of any of the matters set forth in this paragraph (e) without the prior consent of the Companies, which consent shall not be granted until after the Companies evaluate the results of the consent solicitation. Jefferies will have the right of first refusal in connection with any future investment banking activities for Alpha and its subsidiaries, including but not limited to financings and refinancings, asset purchases or sales, advisories and consents, for a period of two years from the Termination Date. The compensation and other terms and conditions of any such engagement shall be covered by customary documentation reasonably acceptable to the parties thereto.

          Please sign and return an original and one copy of this letter to the undersigned to indicate your acceptance of the terms set forth herein, whereupon this letter and your acceptance

February 28, 1996
Page 4

     shall constitute a binding agreement between the Companies and Jefferies as of the date first above written.

                                              Sincerely,


                                            JEFFERIES & COMPANY, INC.

                                            By:  /s/  ANDREW R. WHITTAKER
                                               ---------------------------
                                               Name:  Andrew R. Whittaker
                                               Title: Managing Director

Accepted and Agreed:

BROOKE GROUP LTD.

By  /s/  BENNETT S. LEBOW
  ----------------------------
  Bennett S. LeBow
  Chairman of the Board,
  President and Chief
  Executive Officer

NEW VALLEY CORPORATION

By  /s/  BENNETT S. LEBOW
  ----------------------------
  Bennett S. LeBow
  Chairman of the Board and
  Chief Executive Officer

LIGGETT GROUP INC.

By  /s/  ROUBEN V. CHAKALIAN
  ----------------------------
  Rouben V. Chakalian
  Chairman of the Board,
  President and Chief
  Executive Officer